Exhibit 99.1

Bank Presentation - Public Herbst Gaming Update November 6, 2007

Table of Contents Agenda Business Update Year to Date Financial Review Investment Considerations Supplemental Schedules

Business Update

Business Update Since the waiver process began in July, Herbst has successfully renegotiated its slot route contracts Fully renegotiated contracts with national supermarket chains (CVS, Albertson’s, Vons, Rite-Aid) as well as smaller regional operators Contractual Space Lease Reductions: Will contractually generate annual expense reduction of approximately $20 million Expected to realize approximately $5.0 million of those reductions in the fourth quarter of 2007 Extended average life of key contracts from approximately 2 years to over 4 years No major contract maturity prior to December 2010 Year-over-year revenue declines in the route business have stabilized on a month-over-month basis since the initial impact in early 2007; continue to implement expense reductions in the route business that should lead to an additional $2-$3 million in 2008 The Sands Regent and Primm Valley Resorts acquisitions are complete Sands Regent acquisition closed January 3, 2007 Operations and financial reporting systems are fully integrated Stable northern Nevada operating environment Primm Valley Resorts acquisition closed on April 10, 2007 Operating results have been challenged by downward pressure on revenues and higher than historical expenses Integration has been more difficult and slower than anticipated Continue to address expense issues and operating results impacted by negative economic conditions Outlook in 2008: continued improvement in operating expense controls as integration is completed Southern Nevada and Midwest Operations remain stable with increases in EBITDA at Terrible’s LV and Missouri Business Update EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

Year to Date Financial Review

Herbst Year To Date Financial Review Herbst will soon report 3Q 07 results Year to Date Financial Review On a pro forma consolidated basis: Net revenues decreased $17.8 million to $218.8 million (7.5%) in 3Q 07 compared to $236.6 million in 3Q 06 EBITDA, on a pro forma basis, decreased $13.9 million to $30.3 million (31.4%) in 3Q 07 from $44.2 million in 3Q 06 3Q 07 results continued to be negatively affected on a year-over-year basis by the implementation of a Nevada smoking ban on December 8, 2006 but have stabilized Route gaming revenues dropped approximately 21% vs. 3Q 06 Route EBITDA was down approximately 46% (from $17.2 million to $9.3 million) Declines primarily from space lease locations Lease renegotiations are substantially complete with expense reductions of approximately $3.5 million realized for the 3rd quarter Casino operations faced a challenging competitive environment as well as overall economic pressures Primm EBITDA results have been disappointing as a result of decreased customer spend and higher expenses Midwest casino operations EBITDA decreased $1.4 million to $7.7 million (15.4%) from Q3 2006 when EBITDA was $9.1 million. The entire drop in EBITDA came from the operations in Lakeside Iowa Southern Nevada Casinos as well as the Sands properties in Reno had EBITDA increases for the quarter EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

Unaudited

Year To Date Financial Review

HERBST GAMING, INC.

Year to Date Financial Review

- Nine month pro forma 2007 EBITDA was $51.2 million lower (prior to the slot route expense adjustment) versus 2006, primarily due to a $33.4 million decline route EBITDA (prior to the slot route expense adjustment) and a $9.9 million decline in EBITDA at Primm

Herbst Operating Performance (1)

($ in millions)		3 Months Pro Forma		9 Months Pro Forma		Pro Forma
Consolidated	**2006 PF**	**9/30/2006**	**9/30/2007 E**	**9/30/2006**	**9/30/2007 E**	**LTM 9/30/07 E**
Revenue						
Route	$ 347.0	$ 83.7	$ 66.1	$ 261.6	$ 212.5	$ 298.0
Casino						
Nevada	95.6	23.3	23.7	71.2	73.2	97.6
Midwest	141.4	36.0	36.4	105.7	108.0	143.8
Sands Regent	82.8	22.5	22.5	63.7	63.6	82.7
Primm Valley Resorts	221.0	57.0	55.9	168.4	159.2	211.8
Subtotal Casino	$ 540.9	$ 138.8	$ 138.4	$ 408.9	$ 404.0	$ 535.9
Other	110.9	32.3	32.6	85.8	89.3	114.3
Total Revenues	$ 998.8	$ 254.8	$ 237.1	$ 756.4	$ 705.8	$ 948.2
Less: Promotional Allowances	(71.1)	(18.2)	(18.3)	(53.6)	(54.9)	(72.4)
Net Revenues	**$ 927.7**	**$ 236.6**	**$ 218.8**	**$ 702.8**	**$ 650.9**	**$ 875.8**
EBITDA						
Route	$ 75.5	$ 17.2	$ 9.3	$ 58.6	$ 36.7	$ 53.5
Casino						
Nevada	17.7	3.6	4.1	13.4	13.1	17.4
Midwest	34.5	9.1	7.7	26.1	24.3	32.8
Sands Regent	14.9	4.5	4.2	11.9	11.4	14.4
Primm Valley Resorts	28.1	7.6	3.6	23.1	13.2	18.2
Subtotal Casino	$ 95.3	$ 24.9	$ 19.5	$ 74.5	$ 62.0	$ 82.8
Other	21.3	6.1	6.7	16.7	17.5	22.0
Total Property Level EBITDA	$ 192.0	$ 48.2	$ 35.5	$ 149.8	$ 116.2	$ 158.4
Corporate Overhead/G&A	$ (16.6)	$ (4.1)	$ (5.4)	$ (11.6)	$ (17.9)	$ (22.9)
Interest Income	$ 0.7	$ 0.2	$ 0.2	$ 0.6	$ 0.9	$ 1.0
Total EBITDA	$ 176.2	$ 44.2	$ 30.3	$ 138.8	$ 99.1	$ 136.5
% Margin	*19.0%*	*18.7%*	*13.9%*	*19.7%*	*15.2%*	*15.6%*

1. *Pro forma for Primm Valley Resorts and The Sands Regent acquisitions, as well as the slot route expense adjustment. Slot route expense adjustment consists of $5.0 million in Q107, $5.0 million in Q207 and $1.5 million in Q307E for a total adjustment of $11.5 million for the 9 months ended 9/30/2007.*

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

7

Unaudited

Year To Date Financial Review

Year to Date Financial Review

- A summary of the most recent 7 quarters illustrates, on a pro forma basis (inclusive of the route lease adjustment), the immediate impact the Nevada smoking ban had on the route business

Herbst Operating Performance (1)

($ in millions)	Pro Forma Quarterly Data						
Consolidated	**3/31/2006**	**6/30/2006**	**9/30/2006**	**12/31/2006**	**3/31/2007**	**6/30/2007**	**9/30/2007E**
Revenue							
Route	$ 90.9	$ 87.0	$ 83.7	$ 85.4	$ 74.7	$ 71.7	$ 66.1
Casino							
Nevada	24.5	23.4	23.3	24.5	25.4	24.1	23.7
Midwest	35.4	34.3	36.0	35.7	35.6	36.0	36.4
Sands Regent	19.6	21.6	22.5	19.1	18.5	22.6	22.5
Primm Valley Resorts	55.9	55.5	57.0	52.6	49.9	53.4	55.9
Subtotal Casino	$ 135.3	$ 134.9	$ 138.8	$ 131.9	$ 129.4	$ 136.1	$ 138.4
Other	23.5	29.9	32.3	25.1	25.9	30.7	32.6
Total Revenues	$ 249.7	$ 251.8	$ 254.8	$ 242.4	$ 230.1	$ 238.5	$ 237.1
Less: Promotional Allowance	(17.5)	(17.9)	(18.2)	(17.5)	(18.6)	(17.9)	(18.3)
Net Revenues	**$ 232.3**	**$ 233.9**	**$ 236.6**	**$ 224.9**	**$ 211.5**	**$ 220.6**	**$ 218.8**
EBITDA							
Route	$ 21.9	$ 19.6	$ 17.2	$ 16.9	$ 14.9	$ 12.5	$ 9.3
Casino							
Nevada	5.6	4.2	3.6	4.3	4.8	4.2	4.1
Midwest	9.1	7.9	9.1	8.5	8.2	8.5	7.7
Sands Regent	3.2	4.2	4.5	3.0	2.8	4.4	4.2
Primm Valley Resorts	7.5	8.1	7.6	5.0	3.2	6.4	3.6
Subtotal Casino	$ 25.3	$ 24.3	$ 24.9	$ 20.8	$ 19.0	$ 23.5	$ 19.5
Other	5.2	5.3	6.1	4.6	5.7	5.0	6.7
Total Property Level EBITDA	$ 52.5	$ 49.2	$ 48.2	$ 42.2	$ 39.6	$ 41.1	$ 35.5
Corporate Overhead/G&A	$ (3.7)	$ (3.8)	$ (4.1)	$ (5.0)	$ (4.2)	$ (8.3)	$ (5.4)
Interest Income	$ 0.2	$ 0.2	$ 0.2	$ 0.2	$ 0.3	$ 0.4	$ 0.2
Total EBITDA	$ 49.0	$ 45.6	$ 44.2	$ 37.4	$ 35.7	$ 33.2	$ 30.3
% Margin	***21.1%***	***19.5%***	***18.7%***	***16.6%***	***16.9%***	***15.0%***	***13.9%***

1. *Pro forma for Primm Valley Resorts and The Sands Regent acquisitions, as well as the slot route expense adjustment. Slot route expense adjustment consists of $5.0 million in Q107, $5.0 million in Q207 and $1.5 million in Q307E for a total adjustment of $11.5 million for the 9 months ended 9/30/2007.*

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

8

Unaudited

Route Operations: Year To Date Summary

HERBST GAMING, INC.

Year to Date Financial Review

($ in millions)	Quarterly Data							9 Months Ending	
Route	Q1 06	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07 E	9/30/2006	9/30/2007 E
Gaming Revenue	$ 90.9	$ 87.0	$ 83.7	$ 85.4	$ 74.7	$ 71.7	$ 66.1	$ 261.6	$ 212.5
Less: Promotional Allowances	0.0	0.0	0.0	0.0	0.0	0.0	0.0	$ (0.1)	(0.0)
Net Gaming Revenue	**$ 90.9**	**$ 87.0**	**$ 83.7**	**$ 85.4**	**$ 74.7**	**$ 71.7**	**$ 66.1**	**$ 261.6**	**$ 212.5**
Other Revenue	0.4	0.5	0.5	0.5	0.4	0.4	0.5	1.4	1.3
Net Revenues	**$ 91.3**	**$ 87.5**	**$ 84.2**	**$ 85.9**	**$ 75.1**	**$ 72.2**	**$ 66.5**	**$ 263.0**	**$ 213.8**
Gaming EBITDA	$ 21.9	$ 19.6	$ 17.2	$ 16.9	$ 9.9	$ 7.5	$ 7.8	$ 58.6	$ 25.2
Other EBITDA	0.4	0.5	0.5	0.5	0.4	0.4	0.5	1.4	1.3
Total Route EBITDA	$ 22.4	$ 20.0	$ 17.7	$ 17.4	$ 10.3	$ 7.9	$ 8.3	$ 60.1	$ 26.5
Route Lease Adjustment					$ 5.0	$ 5.0	$ 1.5	-	$ 11.5
Total Route Adjusted EBITDA	**$ 22.4**	**$ 20.0**	**$ 17.7**	**$ 17.4**	**$ 15.3**	**$ 12.9**	**$ 9.8**	**$ 60.1**	**$ 38.0**

- While 2007 has been challenging for the route business, we remain optimistic about the long-term outlook of the route operations
  - Revenue declines have stabilized on a seasonally adjusted basis
  - Cost saving efforts (implementation began mid-3Q 07)
    - All major space lease contracts (except one) have been closed and amendments are in place
    - Extended average life of key contracts from approximately 2 years to over 4 years
      - No major contract maturity prior to December 2010
    - Corporate overhead reduction
  - Strength of Las Vegas locals market long term
    - $20+ billion of Strip development increases local employment which will continue to drive Las Vegas economic and population growth
  - Route revenues have stabilized at current levels
- Largest and most diversified route operator in Nevada
- Continue to gain street route market share through strong demand for our proprietary technology

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

9

Unaudited

Casino Operations – Nevada: Year To Date Summary

HERBST GAMING, INC.

Year to Date Financial Review

($ in millions) Casinos - Nevada	Pro Forma Quarterly Data Q1 06	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07E	PF 9 Months Ending 9/30/2006	9/30/2007E
Revenue									
Southern Nevada (Excl. Primm)	$ 24.5	$ 23.4	$ 23.3	$ 24.5	$ 25.4	$ 24.1	$ 23.7	$ 71.2	$ 73.2
Sands Regent	19.6	21.6	22.5	19.1	18.5	22.6	22.5	63.7	63.6
Other Revenue	4.9	6.8	7.4	4.9	5.5	7.0	6.7	19.1	19.2
Less: Promotional Allowances	(5.4)	(5.9)	(5.9)	(5.7)	(6.1)	(5.9)	(5.3)	(17.2)	(17.3)
Net Revenues	$ 43.6	$ 45.9	$ 47.2	$ 42.8	$ 43.3	$ 47.8	$ 47.6	$ 136.7	$ 138.7
EBITDA									
Southern Nevada (Excl. Primm)	$ 5.6	$ 4.2	$ 3.6	$ 4.3	$ 4.8	$ 4.2	$ 4.1	$ 13.4	$ 13.1
Sands Regent	3.2	4.2	4.5	3.0	2.8	4.4	4.2	11.9	11.4
Other	1.0	0.9	1.2	0.3	1.1	1.1	1.3	3.1	3.4
Total Property Level EBITDA	$ 9.8	$ 9.3	$ 9.4	$ 7.7	$ 8.7	$ 9.8	$ 9.5	$ 28.4	$ 28.0
Southern Nevada									
Slot Count	1,792	1,926	2,020	2,034	2,005	1,985	1,980		
Slot Win/Unit	$ 105	$ 94	$ 85	$ 90	$ 94	$ 85	$ 85		
Table Count	15	18	18	18	18	18	20		
Table Win/Unit	$ 1,048	$ 716	$ 736	$ 851	$ 839	$ 877	$ 738		
Room Nights	23,130	23,205	25,620	30,146	29,610	29,969	30,360		
ADR	$ 52	$ 49	$ 45	$ 49	$ 55	$ 52	$ 48		
Occupancy %	96%	97%	92%	87%	92%	98%	96%		
Sands Regent (Northern Nevada)									
Slot Count	1,685	1,733	1,702	1,645	1,713	1,923	2,054		
Slot Win/Unit	$ 81	$ 85	$ 86	$ 82	$ 89	$ 78	$ 71		
Table Count	26	26	27	27	27	28	29		
Table Win/Unit	$ 430	$ 434	$ 381	$ 324	$ 342	$ 451	$ 339		
Room Nights	74,970	75,803	76,636	76,636	74,970	75,803	76,636		
ADR	$ 33	$ 39	$ 45	$ 33	$ 39	$ 48	$ 52		
Occupancy %	76%	90%	96%	74%	70%	84%	85%		

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)
Operating statistics (Win per Unit, ADR and Occupancy) are management estimates.

10

Casino Operations – Nevada: Year To Date Summary Year to Date Financial Review Nevada casinos (excluding Primm) generated net revenues of approximately $139 million and EBITDA of approximately $28 million for the nine months ended 9/30/07 Both Terrible’s Las Vegas and Rail City are showing improvements due to the expansions in 2006 and 2007 Pahrump market has become increasingly competitive with aggressive new ownership at primary competitors in the market The Sands Regent acquisition closed on January 3, 2007 Sands Regent added $20.0 million of net revenue (excluding Other Revenue) and $4.2 million of EBITDA (excluding Other EBITDA) in 3Q 07 Rail City expansion completed in June 2007; Sands Regency renovation and restaurant addition completed in May 2007 EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

Unaudited

Casino Operations – Primm: Year To Date Summary

HERBST GAMING, INC.
Year to Date Financial Review

- Primm casinos generated Net Revenue of approximately $200 million and EBITDA of approximately $25.0 million on a pro forma basis for the nine months ended 9/30/07

($ in millions) Primm	Pro Forma Quarterly Data Q1 06	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07 E	PF 9 Months Ending 9/30/2006	9/30/2007 E
Casino Revenue	$ 55.9	$ 55.5	$ 57.0	$ 52.6	$ 49.9	$ 53.4	$ 55.9	$ 168.4	$ 159.2
Other Revenue	17.2	21.1	22.1	17.6	18.7	20.7	22.2	60.5	61.6
Less: Promotional Allowances	(7.5)	(7.2)	(7.4)	(7.0)	(7.3)	(6.9)	(7.4)	(22.0)	(21.6)
Net Revenues	$ 65.6	$ 69.5	$ 71.8	$ 63.2	$ 61.3	$ 67.2	$ 70.7	$ 206.9	$ 199.2
Gaming EBITDA	$ 7.5	$ 8.1	$ 7.6	$ 5.0	$ 3.2	$ 6.4	$ 3.6	$ 23.1	$ 13.2
Other EBITDA	3.5	3.6	4.1	3.6	4.0	3.1	4.6	11.3	11.7
Total Property Level EBITDA	$ 11.0	$ 11.7	$ 11.8	$ 8.5	$ 7.2	$ 9.6	$ 8.2	$ 34.4	$ 25.0
Slot Count	2,898	2,886	2,854	2,819	2,841	2,805	2,768		
Slot Win/Unit	$ 125	$ 123	$ 128	$ 118	$ 118	$ 125	$ 128		
Table Count	93	93	93	93	93	93	93		
Table Win/Unit	$ 727	$ 619	$ 643	$ 587	$ 584	$ 611	$ 582		
Room Nights	237,912	240,645	243,524	243,524	238,230	240,482	242,977		
ADR	$ 43	$ 44	$ 44	$ 47	$ 44	$ 45	$ 39		
Occupancy %	62%	62%	59%	53%	53%	59%	63%		

- Results have been challenged by several issues
  - Q1 07 (prior to acquisition) results were negatively impacted by the road closure of Interstate 15 for 5 weekends during January and February 2007
  - Q2 and Q3 have been impacted by lower per customer spend, higher than anticipated expenditures and integration costs and related disruption
- Stabilized casino revenue and improved cost management will lead to increased cash flow going forward

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)
Operating statistics (Win per Unit, ADR and Occupancy) are management estimates.

12

Unaudited

Casino Operations – Midwest: Year To Date Summary

Year to Date Financial Review

- Midwest casinos generated Net Revenue of approximately $99 million and EBITDA of approximately $25 million for the nine months ended 9/30/07

($ in millions)	Quarterly Data							9 Months Ending	
Midwest	Q1 06	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07 E	9/30/2006	9/30/2007 E
Casino Revenue	$ 35.4	$ 34.3	$ 36.0	$ 35.7	$ 35.6	$ 36.0	$ 36.4	$ 105.7	$ 108.0
Other Revenue	0.8	1.4	2.2	2.0	1.2	2.5	3.1	4.4	6.8
Less: Promotional Allowances	(4.6)	(4.8)	(4.9)	(4.8)	(5.1)	(5.1)	(5.7)	(14.3)	(15.9)
Net Revenue	$ 31.6	$ 30.9	$ 33.3	$ 32.9	$ 31.7	$ 33.4	$ 33.9	$ 95.8	$ 98.9
Gaming EBITDA	$ 9.1	$ 7.9	$ 9.1	$ 8.5	$ 8.2	$ 8.5	$ 7.7	$ 26.1	$ 24.3
Other EBITDA	0.1	0.2	0.1	0.1	0.2	0.2	0.3	0.4	0.7
Total Property Level EBITDA	$ 9.2	$ 8.0	$ 9.3	$ 8.5	$ 8.4	$ 8.7	$ 8.0	$ 26.5	$ 25.0
Slot Count	2,219	2,251	2,296	2,349	2,348	2,346	2,345		
Slot Win/Unit	$ 146	$ 142	$ 142	$ 137	$ 141	$ 140	$ 139		
Table Count	52	47	47	48	48	48	47		
Table Win/Unit	$ 713	$ 599	$ 645	$ 631	$ 613	$ 605	$ 607		
Room Nights	5,400	5,460	5,520	5,520	5,400	5,460	5,520		
ADR	$ 72	$ 69	$ 71	$ 71	$ 72	$ 82	$ 83		
Occupancy %	85%	93%	96%	91%	92%	91%	92%		

- Focus on previously identified cost control initiatives (approximately $1 million)
  - Des Moines remains a very competitive gaming market
  - Herbst is focused on increasing property profitability

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)
Operating statistics (Win per Unit, ADR and Occupancy) are management estimates.

13

Unaudited

Pro Forma Capitalization

HERBST GAMING, INC.

Financial Projections

Pro Forma Capitalization

($ in millions)		PF 9/30/07E
Total Cash	$	136.7
Debt Summary		
Revolving Credit Facility	$	128.0
Term Loan		695.6
8.125% Senior Subordinated Notes due 2012		159.3
7% Senior Subordinated Notes due 2014		170.0
Other Debt		0.1
Total Debt	$	1,153.0
Total Adjusted PF LTM EBITDA[1]	$	136.8
Adjusted for full year of route contract savings		
PF LTM Cash Interest Expense	$	92.7
Financial Ratios (Pro Forma)		
Senior Leverage (Gross)/ EBITDA[2]		6.0 x
Total Leverage (Gross) / EBITDA[2]		8.4 x
Covenant Ratios (Pro Forma)		
Senior Debt / EBITDA[2]		5.3 x
Total Debt / EBITDA[2]		7.7 x
Interest Charge Coverage[2]		1.5 x

LTM 9/30/07E EBITDA Reconciliation

($ in millions)		PF 9/30/07E
Actual 9/30/07 EBITDA	$	106.7
Adjustments		
Pro Forma Sands Regent EBITDA		3.0
Pro Forma Primm		15.3
Adjustment for Slot Route Renegotiations		11.5
Total Adjustments	$	30.1
Total Adjusted PF LTM EBITDA	$	136.5

1. *Includes $11.5 million pro forma adjustment based on $20 million annual cost reduction due to space lease contract renegotiations which took effect mid-Q3 07.*
2. *EBITDA is based on pro forma data adjusted for a full year of savings from renegotiated route contracts.*

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

14

Investment Considerations

Investment Considerations Increased statewide size and scale Large geographic footprint Multiple markets and jurisdictions Diversified revenue and cash flow base Herbst’s operations increased in scope upon completion of the Sands Regent and Primm Valley Resorts acquisitions Investment Considerations 2006 EBITDA LTM 9/30/07 PF (1) EBITDA Actual = $131.9 mm (2) Pro Forma = $156.6 mm (2) 1. Q1 and Q2 of 2007 include pro forma operating results for the Primm Valley Resorts acquisition. Route Lease Adjustment based on $20 million annual cost reduction due to space lease contract renegotiations which took effect mid-Q307. EBITDA excludes corporate overhead. 2.EBITDA excludes corporate overhead. EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules) Nevada Casinos 16% Midwest Casinos 25% Other 3.4% Route 56% Route 34% Other 13% Midwest Casinos 21% Nevada Casinos 32%

Investment Considerations Largest and most diversified route operator in Nevada with over 7,300 gaming machines in service Few major competitors in Nevada slot route market Space lease route consists of exclusive long-term contracts with national retailers such as Albertsons, Vons, Safeway, Sav-On, Smith’s and Rite Aid Extended average life of key contracts from approximately 2 years to over 4 years concurrent with the re-negotiation of space lease contracts No major contract expiring prior to December 2010 Route grows with each new store opening Chain store contracts generally more profitable than street contracts due to fixed lease costs and the stores’ significant traffic volume Leading position creates substantial economies of scale Low ongoing capital expenditure needs Majority of operational costs are fixed Technology leader Dominant Slot Route Market Position Investment Considerations

Investment Considerations Missouri casinos operate in restricted gaming markets and face minimal competitive pressures Primm is the first and only gaming facility on Interstate 15 at the California / Nevada state line and offers more amenities than its nearest competitor in Jean (15 miles away) Sands assets are well-positioned throughout Reno to take advantage of the city’s growth in multiple directions Terrible’s Las Vegas competes in the stable and growing Las Vegas locals segment Casino Properties in Stable Markets Investment Considerations Terrible’s Las Vegas and Rail City (Sparks) have recently completed expansions Lakeside Iowa, St. Jo Missouri, Rail City, and the Sands Regency (Reno) all underwent major property renovations in 2006 and 2007 Company has completed significant investments in each of its properties and require only maintenance capital expenditures in the intermediate term Capital expenditures at Primm focused on revenue enhancing items (Acres system and new gaming devices) Recent property enhancements combined with new marketing programs will drive increased customer visitation Properties due to benefit from recent expansion and enhancements

Investment Considerations Long Term Strategic Initiatives Investment Considerations Enhance brand recognition by re-branding recently acquired properties as “Terrible’s” and create cross-promoting opportunities with other Terrible’s properties Increased economies of scale Implementation of player tracking system to drive revenue growth and increase margins Enhanced purchasing power due to increased scale should drive cost savings over time Las Vegas and Nevada are well positioned for continued growth as evidenced by the extraordinary amount of development and strong demand for labor The Company has operational experience throughout Nevada and benefits from knowledge gained through over 20 years experience serving the locals gaming market As the route industry consolidates, the Company is well positioned to take advantage of strategic opportunities to grow the business Terrible’s brand continues to grow in Nevada

Supplemental Schedules

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules) RECONCILIATION OF EBITDA TO NET INCOME HERBST GAMING, INC. ($ in thousands) Total Q1 06 Q2 06 Q3 06 Q4 06 Q1 07 Q2 07 Q3 07 2006 Casino Revenue ` EBITDA - Route 21,913 19,565 17,160 16,855 9,852 7,492 7,829 75,493 Casino - Nevada 5,576 4,202 3,642 4,300 4,837 4,205 4,092 17,720 Sands Regent 2,779 4,438 4,155 - Primm Valley Resorts 6,534 3,586 - Subtotal Nevada Casino EBITDA 5,576 4,202 3,642 4,300 7,616 15,177 11,832 17,720 Midwest Casino EBITDA (1) 9,078 7,856 9,124 8,453 8,156 8,455 7,686 34,512 TOTAL CASINO EBITDA 14,653 12,058 12,767 12,753 15,772 23,632 19,519 52,231 - EBITDA Other - Route 444 468 515 531 409 448 471 1,957 Casino - Nevada 400 102 294 381 440 417 355 1,177 Sands Regent 610 726 900 - Primm Valley Resorts 2,544 4,594 - ETT Enterprises 160 148 124 86 86 86 86 518 Midwest (1) 138 182 129 81 200 234 268 531 Subtotal Other 1,142 900 1,061 1,079 1,745 4,455 6,674 4,182 - - Total G&A (2,906) (2,939) (3,320) (4,159) (4,184) (8,307) (5,416) (13,324) - - - Interest Income 208 187 183 155 290 387 214 733 Less: Corporate Expense - Total EBITDA 35,011 29,771 27,851 26,682 23,475 27,659 28,821 119,315 - LESS: - Deprecation and Amortization (8,560) (8,928) (9,763) (10,870) (12,332) (16,668) (17,448) (38,121) - Interest expense (9,229) (9,557) (9,888) (10,460) (13,674) (20,418) (26,441) (39,134) Loss on Impairment of assets - - - - - - (3,165) - - - - - (10,665) - Net Income 17,222 11,286 8,200 5,352 (3,864) (1,353) (28,898) 42,060 Footnotes 1 Revised Casino Midwest EBITDA 9,078 7,856 9,124 8,453 8,156 reclass 156 134 67 168 37 Previuosly disclosed Casino EBITDA Midwest 8,921 7,722 9,057 8,285 8,120 Revised Other EBITDA 1,142 900 1,061 1,079 1,745 reclass 156 134 67 168 37 Previously disclosed "Other EBITDA 1,299 1,034 1,129 1,247 1,782 Reclassed from "Other EBITDA" to "Casino EBITDA" from the Midwest properties in 2006 3/31/06, 6/30/06 9/30/06 and 12/31/06 respectively $156,266, 133,500 , 67,373 and 168,000 and in the quarter ended 3/31/07 $36,693 Increase (decrease) in value of derivative instruments 8,074 (1,333)

Unaudited

HERBST GAMING, INC.

RECONCILIATION OF PRO FORMA EBITDA TO NET INCOME

SANDS REGENT PRO FORMA 12/31/06 *($ in thousands)*		Q1 06	Q2 06	Q3 06	Q4 06	December 31, 2006	Adjustments Q1 06	Adjustments Q2 06	Adjustments Q3 06	Adjustments Q4 06	Adjustments December 31, 2006		Q1 06
EBITDA Casino													
	Sands Regent	3,180	4,188	4,530	3,068	14,966							3,180
EBITDA Other													
	Sands Regent	620	774	919	(69)	2,243							620
	Total EBITDA	3,800	4,962	5,449	2,998	17,210							3,800
G and A													
	Sands Regent												(56)
	TSR												(448)
	Total G&A	(920)	(1,674)	(935)	(1,936)	(5,465)	416	1,057	376	1,387	3,236	(1)	(504)
Interest Income		0	0	0	0	0							
Deprecation and Amortization		(1,955)	(1,972)	(1,935)	(1,974)	(7,836)							(1,955)
													-
Interest expense		(648)	(684)	(662)	(698)	(2,692)	(2,150)	(2,114)	(2,136)	(2,100)	(8,500)	(2)	(2,798)
Loss on sale of assets		-	-	-	(763)	(763)							-
Net Income		277	632	1,917	(2,373)	454	(1,734)	(1,057)	(1,760)	(713)	(5,264)		(1,457)

1 Represents the elimination of $3,236 in general and administrative costs of which $519 was related to public company costs, $2,254 was related to costs associated with the Sands Acquisition and $463 was related to costs in respect of the expensing of stock options. Public company costs include miscellaneous expenses incurred by public companies such as those in board of directors and committee costs, public filing costs, and costs ancillary to the administration of stock options and publicly-traded stock. Herbst Gaming, Inc. will not be assuming any of these costs and does not believe there will be material additional corporate overhead costs incurred in connection with the Sands Acquisition.

2 Total debt incurred in connection with the Sands Acquisition was $155,000. The interest adjustment reflects (i) the elimination of approximately $2,692 interest costs and ii) estimated interest expense of $10,716on the additional debt related to the financing of the Sands Acquisition, assuming an average interest rate of 6.9%.A hypothetical 1/8% increase in the average interest rate would result in an approximately $194 increase in interest expense for the twelve-month period. Loan fees were amortized over the life of the corresponding loan, which is not materially different from the effective interest method. This number also includes the elimination of approximately $67 in the amortization of loan fees associated with prior indebtedness of The Sands Regent and the estimated amortization of $472 in new loan fees related to the Sands Acquisition. The estimated aggregate loan fees were $2,750with a life of 5 years for the revolving line and a life of 6 years for term loans.

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

22

Unaudited

HERBST GAMING, INC.

RECONCILIATION OF PRO FORMA EBITDA TO NET INCOME

PRIMADONNA Co LLC (*$ in thousands*)	Q1 06	Q2 06	Q3 06	Q4 06	December 31, 2006	Adjustments Q1 06	Q2 06	Q3 06	Q4 06	December 31, 2006		Q1 06
Casino Nevada EBITDA												
Primm Valley Resorts	7,472	8,050	7,610	4,974	28,106							7,472
					-							-
EBITDA Other					-							-
Primm Valley Resorts	3,480	3,642	4,144	3,566	14,832							3,480
					-							-
TOTAL EBITDA	10,952	11,692	11,755	8,540	42,938							10,952
												-
G and A	(1,200)	(1,259)	(1,245)	(1,086)	(4,790)	692	692	692	683	2,759	(1)	(254)
												-
Interest expense												
Interest Income						(7,489)	(7,489)	(7,489)	(7,489)	(29,956)	(2)	(7,489)
Depreciation and Amortization	(5,431)	(4,827)	(4,985)	(4,711)	(19,954)							(5,431)
												-
												-
Net Income	4,321	5,606	5,525	2,743	18,194	692	692	692	683	2,759		(2,222)

FOOTNOTE:

1 Represents the inclusion of $402 in net income from certain assets purchased by the Company from PRMA land development Co LLC. in conjunction with the Primm acquisition. Those revenues and expenses are associated with the California lottery station managed by The Primadonna Co, LLC. However the operating results were not included in the audited financial statements of Primadonna.

2 Represents the elimination of $.8 million in management fees paid to the parent company MGM Mirage for public company overhead. These management fees will not recur.

3 Total debt incurred in connection with the Primm Acquisition was $412,000. The interest adjustment reflects estimated interest expense of $7,175per quarter on the additional debt related to the financing of the Primm Acquisition, assuming an average interest rate of 6.90%. A hypothetical 1/8% increase in the average interest rate would result in an approximately $129 increase in interest expense for the three-month period. Loan fees were amortized over the life of the corresponding loan, which is not materially different from the effective interest method. This number also includes the addition of $314 per quarter in new loan fee amortization associated with the acquisition financing of Primadonna Co LLC. The estimated aggregate loan fees were $7,250 with a life of 5 years for the revolving line and a life of 6 years for term loans.

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

23

Unaudited

HERBST GAMING, INC.

RECONCILIATION OF PRO FORMA EBITDA TO NET INCOME

PRIMADONNA Co LLC *($ in thousands)*	Q1 07	Q2 07	June 30, 2007	Adjustments Q1 07	Adjustments Q2 07	Adjustments June 30, 2007	Pro Forma Q1 07	Pro Forma Q2 07	Pro Forma June 30, 2007
Casino Nevada EBITDA									
Primm Valley Resorts	3,217	(97)	3,120	226 (1)	22 (1)	248	3,443	(75)	3,368
EBITDA Other									
Primm Valley Resorts	3,905	292	4,197	82 (2)		82	3,987	292	4,279
TOTAL EBITDA	7,123	195	7,318	308	22	330	7,431	217	7,648
G and A	(902)	(4)	(906)	(902) (3)	(4) (3)	(906)			
Interest expense				(7,489) (4)	(832) (4)	(8,321)	(7,489)	(832)	(8,321)
Interest Income									
Deprecation and Amortization	(4,603)	(456)	(5,059)				(4,603)	(456)	(5,059)
Net Income	1,618	(265)	1,353	(594)	18	(576)	2,828	(239)	2,589

FOOTNOTE:

1 Represents the elimination of $248 of certain overhead expenses to PRMA Land development company associated with the management of certain assets not acquired in the Primm Acquisition. These costs will remain with the PRMA.

2 Represents the inclusion of $82 in net income from certain assets purchased by the Company from PRMA land development Co LLC. in conjunction with the Primm acquisition. Those revenues and expenses are associated with the California lottery station managed by The Primadonna Co, LLC. However the operating results were not included in the audited financial statements of Primadonna.

3 Represents the elimination of $.9 million in management fees paid to the parent company MGM Mirage for public company overhead. These management fees will not recur.

4 Total debt incurred in connection with the Primm Acquisition was $412,000. The interest adjustment reflects estimated interest expense of $7,175 per quarter on the additional debt related to the financing of the Primm Acquisition, assuming an average interest rate of 6.97%. A hypothetical 1/8% increase in the average interest rate would result in an approximately $129 increase in interest expense for each three-month period. Loan fees were amortized over the life of the corresponding loan, which is not materially different from the effective interest method. This number also includes the addition of $314 per quarter in new loan fee amortization associated with the acquistion financing of Primadonna Co LLC. The estimated aggregate loan fees were $7,250 with a life of 5 years for the revolving line and a life of 6 years for term loans.

EBITDA is a non-GAAP performance measure that is used internally to evaluate operating profitability. (see Supplemental Schedules)

24

Q&A